EXHIBIT 32.A

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report on Form 10-Q for the period ending September 30, 2009, of El Paso Pipeline Partners, L.P. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James C. Yardley, President and Chief Executive Officer of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Yardley
James C. Yardley
President and Chief Executive Officer
(Principal Executive Officer)
El Paso Pipeline GP Company, L.L.C., the
General Partner of El Paso Pipeline Partners, L.P.

November 6, 2009

A signed original of this written statement required by Section 906 has been provided to El Paso Pipeline Partners, L.P. and will be retained by El Paso Pipeline Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.